Exhibit 99.1
Alliance One International, Inc. Tel: 919 379 4300 8001 Aerial Center Parkway Fax: 919 379 4346 Post Office Box 2009 www.aointl.com Morrisville, NC 27560-2009 USA
NEWS RELEASE	Contact:	Joel L. Thomas
(919) 379-4300

ALLIANCE ONE INTERNATIONAL, INC. UPDATES EARLY RESULTS OF ITS TENDER OFFER AND CONSENT SOLICITATION

MORRISVILLE, N.C. – (June 25, 2009) – Alliance One International, Inc. (NYSE:AOI) (“Alliance One” or the “Company”) today announced that, as of 5:00 p.m., New York City time, on June 24, 2009 the following principal amounts of notes have been tendered and not validly withdrawn in connection with its previously announced cash tender offer and consent solicitation, on the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated June 9, 2009, as amended or supplemented from time to time (the “Offer to Purchase”), for any and all of its outstanding 11% senior notes due 2012, 8 ½% senior notes due 2012, 12 ¾% senior subordinated notes due 2012, 9 ⅝% senior notes due 2011, 7 ¾% senior notes due 2013 and 8% senior notes due 2012 (collectively, the “Notes”).

CUSIP No.	Title of Security	Issuer(1)	Principal Amount Outstanding	Principal Amount Tendered	Percentage of Outstanding Amount Tendered
018772AA1 018772AB9	11% Senior Notes due 2012	A	$264,381,000	$258,004,000	97.59%
018772AJ2	8 ½% Senior Notes due 2012	A	$150,000,000	$119,360,000	79.57%
018772AF0	12 ¾% Senior Subordinated Notes due 2012	A	$89,500,000	$82,105,000	91.74%
254394AE9	9 ⅝% Senior Notes due 2011	D	$3,437,000	$3,415,000	99.36%
254394AJ8	7 ¾% Senior Notes due 2013	D	$435,000	$375,000	86.21%
853258AF8	8% Senior Notes due 2012, Series B	S	$6,285,000	$4,285,000	68.18%

________________

(1)

The issuer of a series of Notes designated with an “A” is Alliance One International, Inc.  In 2005, Standard Commercial Corporation (“Standard Commercial”) merged with and into DIMON Incorporated (“DIMON”), which changed its name to Alliance One International, Inc.  The issuer of a series of Notes designated with a “D” was originally DIMON and the issuer of a series of Notes designated with an “S” was originally Standard Commercial.

Only noteholders who have validly tendered and not properly withdrawn their Notes prior to 5:00 p.m., New York City time, on June 24, 2009 are eligible to receive the consent payment or early tender payment of $30 per $1,000 principal amount of the Notes with respect to the Notes accepted for purchase by Alliance One.  The tender offer will expire at 9:00 a.m., New York City time, on Wednesday, July 8, 2009, unless extended or earlier terminated by Alliance One in its sole discretion.

The Company has retained Credit Suisse Securities (USA) LLC to serve as the dealer manager and solicitation agent for the tender offer and the consent solicitation.  Questions regarding the tender offer and the consent solicitation may be directed to 212-538-1862 (collect) or 800-820-1653.  Requests for documents may be directed to Global Bondholder Services Corporation, the information agent for the tender offer, which can be contacted at 212-430-3774 (collect) or at 866-488-1500 (toll-free).

Neither Alliance One, nor any member of its Board of Directors, nor the dealer manager nor the information agent is making any recommendation to holders of the Notes as to whether to tender or refrain from tendering their Notes into the tender offer.  Noteholders must decide whether they will tender in the offer and, if so, how many Notes they will tender.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to the Notes or with respect to any other securities.  The tender offer and consent solicitation is being made solely pursuant to the Offer to Purchase, which sets forth the complete terms of the tender offer and consent solicitation.

Forward Looking Statements

This press release contains forward-looking statements.  Actual results may differ materially from those reflected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under the heading of Risk Factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed on June 8, 2009.

About Alliance One

Alliance One is a leading independent leaf tobacco merchant serving the world's large multinational cigarette manufacturers.